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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
EVANS & SUTHERLAND COMPUTER CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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April 14, 2008

Dear Evans & Sutherland Shareholder:

        You are cordially invited to attend Evans & Sutherland's 2008 annual meeting of shareholders to be held on Friday, May 16, 2008, at 11:00 a.m., local time, at our principal executive offices located at 770 Komas Drive, Salt Lake City, Utah 84108.

        An outline of the business to be conducted at the meeting is given in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. In addition to the matters to be voted on, there will be a report on our progress and an opportunity for shareholders to ask questions.

        I hope you will be able to join us. To ensure your representation at the meeting, I encourage you to complete, sign, and return the enclosed proxy card as soon as possible. Your vote is very important. Whether you own a few or many shares of stock, it is important that your shares be represented.

Sincerely,

David H. Bateman President and Chief Executive Officer

TABLE OF CONTENTS

Notice of Annual Meeting of Shareholders
Proxies and Voting at the Meeting	1
Proposal One—Election of Directors	2
Directors	2
Board Meetings and Committees	3
Certain Relationships and Related Party Transactions	5
Proposal Two—Ratification of Appointment of Independent Registered Auditors	6
Security Ownership of Certain Beneficial Owners and Management	7
Executive Compensation	9
Executive Compensation Table	9
Outstanding Equity Awards at December 31, 2007	10
Employment Contracts, Termination of Employment and Change-in-Control Arrangements	11
Summary Director Compensation Table	12
Report of the Audit Committee	12
Pre Approval Policies and Procedures	13
Principal Accountant Fees and Services	13
Section 16(a) Beneficial Ownership Reporting Compliance	14
Shareholder Proposals	14
Communicating with the Board of Directors	15
Other Matters	15
Additional Information	15

EVANS & SUTHERLAND
COMPUTER CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 16, 2008

TO THE SHAREHOLDERS:

        The annual meeting of shareholders of Evans & Sutherland Computer Corporation will be held on Friday, May 16, 2008, at 11:00 a.m., local time, at 770 Komas Drive, Salt Lake City, Utah 84108. At the meeting, you will be asked:

  1.
  To elect one director to the Evans & Sutherland Computer Corporation Board of Directors to serve for the term more fully described in the accompanying proxy statement;

  2.
  To ratify the appointment of Tanner LC as independent registered public accounting firm of Evans & Sutherland Computer Corporation for the fiscal year ending December 31, 2008; and

  3.
  To transact such other business as may properly be presented at the annual meeting.

        The foregoing items of business are more fully described in the proxy statement accompanying this notice.

        If you were a shareholder of record at the close of business on March 28, 2008, you may vote at the annual meeting and any adjournment(s) thereof.

        We invite all shareholders to attend the meeting in person. If you attend the meeting, you may vote in person even if you previously signed and returned a proxy.

FOR THE BOARD OF DIRECTORS

Paul L. Dailey Chief Financial Officer and Corporate Secretary

Salt Lake City, Utah
April 14, 2008

YOUR VOTE IS IMPORTANT. TO ASSURE REPRESENTATION OF YOUR SHARES, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

EVANS & SUTHERLAND
COMPUTER CORPORATION
770 Komas Drive
Salt Lake City, Utah 84108

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

GENERAL

        Evans & Sutherland Computer Corporation, a Utah corporation, is soliciting the attached proxy on behalf of its Board of Directors (the "Board" or "Board of Directors") to be voted at the 2008 annual meeting of shareholders to be held on Friday, May 16, 2008, at 11:00 a.m., local time, or at any adjournment or postponement thereof. The annual meeting of shareholders will be held at Evans & Sutherland's principal executive offices located at 770 Komas Drive, Salt Lake City, Utah 84108.

METHOD OF PROXY SOLICITATION

        These proxy solicitation materials were mailed on or about April 14, 2008, to all shareholders entitled to vote at the meeting. Evans & Sutherland will pay the cost of soliciting proxies. These costs include the expenses of preparing and mailing proxy materials for the annual meeting and reimbursement paid to brokerage firms and others for their expenses incurred in forwarding the proxy material. In addition to solicitation by mail, Evans & Sutherland's directors, officers and employees may solicit proxies for the meeting by telephone, facsimile or otherwise. Directors, officers, or employees of Evans & Sutherland will not be additionally compensated for this solicitation but may be reimbursed for out-of-pocket expenses they incur.

VOTING OF PROXIES

        Your shares will be voted as you direct on your signed proxy card. If you do not specify on your proxy card how you want to vote your shares, we will vote signed returned proxies:

  •
  FOR the election of the Board of Directors' nominee for director; and

  •
  FOR ratification of the appointment of Tanner LC as Evans & Sutherland's independent registered public accounting firm for the fiscal year ending December 31, 2008.

        We do not know of any other business that may be presented at the annual meeting. If a proposal other than those listed in the notice is presented at the annual meeting, your signed proxy card gives authority to the persons named in the proxy to vote your shares on such matters in their discretion.

REQUIRED VOTE

        Record holders of shares of Evans & Sutherland's common stock, par value $.20 per share, at the close of business on March 28, 2008, may vote at the meeting. Each shareholder has one vote for each share of common stock the shareholder owns. At the close of business on March 28, 2008, there were 11,089,199 shares of common stock outstanding.

        The affirmative vote of a majority of a quorum of shareholders is required for approval of all items being submitted to the shareholders for their consideration, except for the election of directors, which is determined by a simple plurality of the votes cast. Evans & Sutherland's bylaws provide that a majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum for transaction of business. An automated system administered by Evans & Sutherland's transfer agent tabulates the votes. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum. Each is tabulated separately. Abstentions are counted as voted and broker non-votes are counted as unvoted for determining the approval of any matter submitted to the shareholders for a vote. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because he does not have the authority to do so.

REVOCABILITY OF PROXIES

        You may revoke your proxy by giving written notice to the Corporate Secretary of Evans & Sutherland, by delivering a later proxy to the Corporate Secretary, either of which must be received prior to the annual meeting, or by attending the meeting and voting in person.

PROPOSAL ONE
ELECTION OF DIRECTORS

        The authorized number of directors is currently fixed at five as established by the Board of Directors pursuant to Evans & Sutherland's Amended and Restated Bylaws. The Board is divided into three classes, currently consisting of one or two directors each, whose terms expire at successive annual meetings. At the 2008 annual meeting, the shareholders of Evans & Sutherland will elect one director to the Board of Directors. Upon the election of this director, there will be one vacancy on the Board of Directors. The proxies solicited hereunder cannot be voted for a greater number of persons than the number of nominees named in this proxy statement. The director elected at the 2008 annual meeting of shareholders will be elected to serve for a three-year term expiring at Evans & Sutherland's annual meeting in 2011.

        The nominee elected as a director will continue in office until his respective successor is duly elected and qualified. The Board of Directors has nominated Dr. William Schneider for election as a director at the 2008 annual meeting. Dr. Schneider is designated to fill a position having a term expiring in 2011. Unless you specify otherwise, your returned signed proxy will be voted in favor of the Board's nominee. In the event the nominee is unable to serve, your proxy may vote for another person nominated by the Board of Directors to fill that vacancy. The Board of Directors has no reason to believe that its nominee will be unavailable or unable to serve as a director.

VOTE REQUIRED

        A plurality of the votes cast at the meeting is required to elect a director.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS
VOTE "FOR" THE NOMINEE LISTED ABOVE.

DIRECTORS

        The Board of Directors has determined that all outside directors, Dr. Schneider, Mr. Coghlan, and General McCarthy, are independent within the requirements of the applicable Nasdaq listing standards. There are no family relationships among any of Evans & Sutherland's directors or executive officers. Set forth below is the principal occupation of, and certain other information regarding, the nominees and those directors whose terms of office will continue after the annual meeting.

Director Nominee—Term Ending 2011

        Dr. William Schneider has been a director of Evans & Sutherland since May 2002. Dr. Schneider has served as the president of International Planning Services, Inc., a Washington-based international trade and finance firm, since 1986. In addition, Dr. Schneider is currently an adjunct fellow of the Hudson Institute. Dr. Schneider serves as an advisor to the U.S. government in several capacities; he is a consultant to the Departments of Defense, Energy, and State, and also serves as chairman of the

Defense Science Board. Dr. Schneider is also chairman of the Department of State's Defense Trade Advisory Group. Dr. Schneider serves as a member of the boards of directors of Worldspace, Inc. and for four foreign public companies' U.S. subsidiaries: BAE Systems, Inc.; MBDA USA, Inc.; EADS North America, Inc.; and ABB Susa, Inc. He earned his Ph.D. degree from New York University in 1968. Age: 66

Directors Continuing in Office—Terms Ending 2010

        David J. Coghlan, Chairman of the Board, has been a director of Evans & Sutherland since May 2002 and Chairman of the Board since December 2004. Mr. Coghlan currently serves as Chairman of the Board of Quadnetics Group plc, a publicly quoted company based in the United Kingdom, where he has served in various senior capacities since 1993. Mr. Coghlan also currently serves as a non-executive Chairman of the Board of Quadrant Group Limited, and as a non-executive member of the Board of TrafficLand, Inc. Previously, Mr. Coghlan served as a Partner at Bain & Company. Mr. Coghlan earned his MBA from the Wharton School, University of Pennsylvania, and has degrees in law and financial management from the University of New South Wales, Australia. Age: 53

        David H. Bateman, was appointed President and Chief Executive Officer of Evans & Sutherland in February 2007. Mr. Bateman joined Evans & Sutherland as Director of Business Operations in May 1998. He was appointed Vice President—Business Operations in March 2000 and Interim President and Chief Executive Officer and a member of the Board of Directors in June 2006. Before joining Evans & Sutherland, Mr. Bateman was President and Chief Operating Officer of Binghamton Simulator Company. Age: 65

Director Continuing in Office—Term Ending 2009

        General James P. McCarthy, USAF (ret.) has been a director of Evans & Sutherland since May 2004. General McCarthy has been teaching at the U.S. Air Force Academy since retirement in 1992 and currently is the ARDI Professor of National Security and the Director of the Institute for Information Technology Applications. General McCarthy chairs the Task Force on Operation Enduring Freedom Lessons Learned in Afghanistan and Iraq and is a member of the Defense Science Board. General McCarthy has served on the Defense Policy Board advising the Secretary of Defense, among others. Age: 73

BOARD MEETINGS AND COMMITTEES

        It is the Board of Directors' policy to be in attendance at each annual meeting of shareholders. All directors attended the 2007 annual meeting of shareholders. In fiscal year 2007, the Board of Directors held four board meetings either in person or telephonically. Each member of the Board of Directors attended all of the meetings of the Board of Directors during the period he was a member of the Board of Directors during 2007. In 2007, each director attended at least 75% of the aggregate of all meetings held by the Board of Directors and all meetings held by all committees of the Board on which such director served. The Board of Directors has established three committees: the Audit Committee, the Compensation and Stock Options Committee, and the Nominating and Corporate Governance Committee.

        The Audit Committee operates under the Audit Committee Charter and is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act of 1934. The Audit Committee Charter can be found on Evans & Sutherland's website, www.es.com, in the Investor Relations, Corporate Governance section. The principal functions of the Audit Committee are to:

  •
  monitor the integrity of Evans & Sutherland's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance;

  •
  monitor the independence and performance of Evans & Sutherland's independent auditors;

  •
  provide an avenue of communication among the independent auditors, management and the Board of Directors;

  •
  encourage adherence to, and continuous improvement of, Evans & Sutherland's policies, procedures and practices at all levels;

  •
  review areas of potential significant financial risk to Evans & Sutherland; and

  •
  monitor compliance with legal and regulatory requirements.

        The Audit Committee currently consists of, David J. Coghlan, Dr. William Schneider, and General James P. McCarthy, all of whom are outside directors. The Board of Directors has determined that all members of the Audit Committee are independent within the requirements of the applicable Nasdaq listing standards. The Audit Committee held four meetings in 2007.

        The Compensation and Stock Options Committee (the "Compensation Committee") operates under the Compensation and Stock Options Committee Charter. The Compensation and Stock Options Committee Charter can be found on Evans & Sutherland's website, www.es.com, in the Investor Relations, Corporate Governance section. The Compensation Committee reviews compensation and benefits for Evans & Sutherland's executives and administers the grant of stock options under Evans & Sutherland's existing plans. Pursuant to delegated authority from the Board of Directors, David H. Bateman, as Chief Executive Officer, approves all employee salaries except for those of Evans & Sutherland's executive officers. The Compensation Committee consists of David J. Coghlan, Dr. William Schneider, and General James P. McCarthy. The Board of Directors has determined that all members of the Compensation and Stock Options Committee are independent within the requirements of the applicable Nasdaq listing standards. The Compensation Committee held one meeting in 2007. Additional information regarding the Compensation Committee's process and procedures for consideration of executive and director compensation is provided in the Compensation Committee Charter.

        The Nominating and Corporate Governance Committee (the "Nominating Committee") operates under the Nominating and Corporate Governance Committee Charter. The Nominating and Corporate Governance Committee Charter can be found on Evans & Sutherland's website, www.es.com, in the Investor Relations, Corporate Governance section. The Nominating Committee makes recommendations to the Board of Directors concerning candidates for election as directors, determines the composition of the Board of Directors and its committees, assesses the Board of Directors' effectiveness, and develops and implements Evans & Sutherland's corporate governance guidelines.

        The process followed by the Nominating Committee to identify and evaluate candidates may include requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating Committee and the Board, as deemed appropriate by the Nominating Committee. The Nominating Committee is authorized to retain advisors and consultants and to compensate them for their services in identifying and evaluating potential candidates. The Nominating Committee did not retain any such advisors or consultants during 2007.

        Shareholders may recommend director candidates for inclusion by the Board of Directors in the slate of nominees which the Board recommends to shareholders for election. The qualifications of recommended candidates will be reviewed by the Nominating Committee. If the Board determines to nominate a shareholder-recommended candidate and recommends his or her election as a director by the shareholders, his or her name will be included in Evans & Sutherland's proxy card for the shareholder meeting at which his or her election is recommended.

        Although the Nominating Committee has not established any specific minimum qualifications for director nominees, the Nominating Committee will consider properly submitted shareholder recommendations for candidates who generally have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment, and who would be most effective in conjunction with other Board Members. Recommendations from shareholders concerning nominees for election as a director should be sent to: Board of Directors, Nominating and Corporate Governance Committee, Evans & Sutherland Computer Corporation, 770 Komas Dr., Salt Lake City, Utah 84108. Recommendations must include the candidate's name, business address and a description of the candidate's background and qualifications for membership on the Board of Directors. The Nominating Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis.

        Assuming that appropriate biographical and background material is provided for candidates recommended by shareholders, the Nominating Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members or by other persons. In considering whether to recommend any candidate for inclusion in the Board's slate of recommended director nominees, including candidates recommended by shareholders, the Nominating Committee will apply the criteria established by the Nominating Committee, which may include considerations such as the candidate's integrity, business acumen, experience, diligence, conflicts of interest, and the ability to act in the interest of all shareholders. The Nominating Committee does not necessarily assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees. Evans & Sutherland believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

        The Nominating Committee consists of David J. Coghlan, Dr. William Schneider and General James P. McCarthy. The Board of Directors has determined that all members of the Nominating Committee are independent within the requirements of the applicable Nasdaq listing standards. There was one meeting of the Nominating and Corporate Governance Committee held in 2007.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        In the ordinary course of business, Evans & Sutherland may engage in transactions which have the potential to create actual or perceived conflicts of interest between Evans & Sutherland and its directors and officers or their immediate family members. The Audit Committee charter requires that the Audit Committee review and approve any related party transaction or, in the alternative, that it notify and request action on the related party transaction by the full board of directors. While Evans & Sutherland has not adopted formal written procedures for reviewing such transactions, in deciding whether to approve a related party transaction, the Audit Committee may consider, among other things, the following factors:

  •
  information regarding the goods or services proposed to be provided, or being provided, by or to the related party;

  •
  the nature of the transaction and the costs to be incurred by Evans & Sutherland;

  •
  an analysis of the costs and benefits associated with the transaction, and a comparison of alternative goods or services available to Evans & Sutherland from unrelated parties;

  •
  an analysis of the significance of the transaction to Evans & Sutherland;

  •
  whether the transaction would be in the ordinary course of Evans & Sutherland's business;

  •
  whether the transaction is on terms comparable to those that could be obtained in an arms length dealing with an unrelated third party;

  •
  whether the transaction could result in an independent director no longer being considered independent under Nasdaq rules; and

  •
  any other matters the committee deems appropriate.

        After considering these and other relevant factors, the Audit Committee will either (1) approve or disapprove the related party transaction, or (2) notify and request action on the related party transaction by the full board of directors. The Audit Committee will not approve any related party transaction which is not on terms that it believes are fair and reasonable to Evans & Sutherland. Based on information provided by the directors and the executive officers, the Audit Committee has determined that there are no related person transactions to be reported in this Proxy Statement.

PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Tanner LC ("Tanner"), independent registered public accounting firm, has been selected by the Audit Committee as the independent registered public accounting firm to audit the accounts and to report on the consolidated financial statements of Evans & Sutherland for the fiscal year ending December 31, 2008, and the Board of Directors recommends that the shareholders vote for ratification of such selection. Shareholder ratification of the selection of Tanner as Evans & Sutherland's independent auditors is not required by Evans & Sutherland's bylaws or otherwise. However, the Board of Directors is submitting the selection of Tanner for shareholder ratification as a matter of good corporate practice. Notwithstanding the selection, the Audit Committee, in its discretion, may direct the appointment of a new independent auditor at any time during the year if the Audit Committee feels that such a change would be in the best interests of Evans & Sutherland and its shareholders.

        Neither Tanner, nor any of its members has any financial interest, direct or indirect, in Evans & Sutherland, nor has Tanner, nor any of its members, ever been connected with Evans & Sutherland as promoter, underwriter, voting trustee, director, officer, or employee. In the event the shareholders do not ratify such appointment, the Audit Committee may reconsider its selection. Representatives of Tanner are expected to attend the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

VOTE REQUIRED

        The affirmative vote of a majority of the common shares present at the 2008 annual meeting of shareholders, in person or by proxy, is required for the ratification of the appointment of Tanner.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR"
THE RATIFICATION OF THE APPOINTMENT OF TANNER LC AS
EVANS & SUTHERLAND'S INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table shows how much of Evans & Sutherland common stock was beneficially owned as of March 28, 2008 by (i) each person who is known by Evans & Sutherland to beneficially own more than 5% of Evans & Sutherland common stock, (ii) each of Evans & Sutherland's directors, (iii) each of Evans & Sutherland's Named Executive Officers (as defined in the Summary Compensation Table below) and (iv) all directors and executive officers of Evans & Sutherland as a group. Unless indicated otherwise, each holder's address is c/o Evans & Sutherland Computer Corporation, 770 Komas Drive, Salt Lake City, Utah 84108.

	Shares Beneficially Owned
	Number(1)	Percent(2)
PRINCIPAL SHAREHOLDERS
State of Wisconsin Investment Board(3) P.O. Box 7842, Madison, Wisconsin 53707	2,042,250	18.4%
Wells Fargo & Company(4) 420 Montgomery Street, San Francisco, California 94104	1,787,820	16.1%
Peter R. Kellogg(5) 48 Wall Street, 30th Fl., New York, New York 10005	1,645,885	14.8%
Royce & Associates, LLC(6) 1414 Avenue of the Americas, New York, New York 10019	1,216,683	11.0%
Dimensional Fund Advisers Inc.(7) 1299 Ocean Avenue, 11th Fl., Santa Monica, California 90401	604,678	5.5%
DIRECTORS
David H. Bateman(8)	111,086	*
David J. Coghlan(9)	61,805	*
William Schneider(10)	50,001	*
James P. McCarthy(11)	30,501	*
OTHER NAMED EXECUTIVE OFFICERS
Paul L. Dailey(12)	29,314	*
Bob Morishita(13)	96,308	*
All directors and executive officers as a group—9 persons(14)	487,413	4.2%

*
Less than one percent

(1)
The number of shares beneficially owned by each person or group as of March 28, 2008 includes shares of common stock such person or group had the right to acquire on or within 60 days after that date, including, but not limited to, upon the exercise of options. To Evans & Sutherland's knowledge, except as otherwise indicated in the footnotes to this table and subject to applicable community property laws, the shareholder named in the table has sole voting power and sole dispositive power with respect to the shares set forth opposite such shareholder's name.

(2)
For each person and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of the 11,089,199 shares of common stock outstanding on March 28, 2008 and the number of shares of common stock that such person or group had the right to acquire on or within 60 days of that date, including, but not limited to, upon the exercise of options.

(3)
State of Wisconsin Investment Board has sole voting power and sole dispositive power as to 2,042,250 shares according to the Schedule 13G/A filed with the Securities and Exchange Commission (the "SEC") on February 2, 2008.

(4)
Wells Fargo & Company and its subsidiaries have sole voting power as to 1,714,785 shares and sole dispositive power as to 1,787,820 shares according to the Schedule 13G/A filed with the SEC on January 17, 2008. Wells Fargo & Company is the parent holding company of Wells Fargo Capital Management Incorporated and Wells Fargo Funds Management, LLC, both registered investment advisors. Wells Fargo Capital Management has sole voting power as to 968,215 shares and sole dispositive power as to 1,661,198 shares. Wells Fargo Funds Management, LLC has sole voting power as to 746,570 shares and sole dispositive power as to 126,622 shares.

(5)
Peter Kellogg has sole voting power and sole dispositive power as to 1,285,185 shares and shared voting power and shared dispositive power as to 360,700 shares according to the Form 4 filed with the SEC on October 25, 2004 and the Schedule 13G/A filed with the SEC on February 14, 2005. The 1,285,185 shares over which Mr. Kellogg has sole voting and dispositive power are held by I.A.T. Reinsurance Company Ltd. ("IAT") and its subsidiaries. IAT is a Bermuda corporation of which Mr. Kellogg is the sole holder of voting stock and its director, president and chief executive officer. Of the 360,700 shares with respect to which Mr. Kellogg shares voting and dispositive power, 359,700 shares are held by Mr. Kellogg's spouse, Cynthia Kellogg, and 1,000 shares are held by an IRA controlled by Mr. Kellogg and his wife. Mr. Kellogg has disclaimed beneficial ownership of the shares held by his wife and by IAT and its subsidiaries.

(6)
Royce & Associates, LLC has sole voting power and sole dispositive power as to 1,216,683 shares according to the Schedule 13G/A filed with the SEC on January 28, 2008.

(7)
Dimensional Fund Advisors Inc. has sole voting power and sole dispositive power as to 604,678 shares according to the Schedule 13G/A filed with the SEC on February 6, 2008. According to this filing, these shares are owned by certain investment companies, group trusts and accounts for which Dimensional Fund Advisors, an investment advisor, provides investment advice. Although Dimensional Fund Advisors possesses voting and/or investment power over these shares, it has disclaimed beneficial ownership of those shares.

(8)
Includes 110,768 shares issuable upon exercise of stock options exercisable within 60 days of March 28, 2008.

(9)
Includes 11,804 shares held by Scawton Limited in a trust of which Mr. Coghlan's adult daughter is a beneficiary and 50,001 shares issuable upon exercise of stock options exercisable within 60 days of March 28, 2008. Mr. Coghlan has disclaimed beneficial ownership of the shares held by Scawton Limited.

(10)
Includes 50,001 shares issuable upon exercise of stock options exercisable within 60 days of March 28, 2008.

(11)
Includes 30,001 shares issuable upon exercise of stock options exercisable within 60 days of March 28, 2008.

(12)
Includes 21,668 shares issuable upon exercise of stock options exercisable within 60 days of March 28, 2008.

(13)
Includes 94,603 shares issuable upon exercise of stock options exercisable within 60 days of March 28, 2008.

(14)
The total for directors and officers as a group includes 456,779 shares subject to outstanding stock options that are currently exercisable or will be exercisable within 60 days of March 28, 2008.

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION TABLE

        The table below summarizes the total compensation paid or earned for the fiscal years ended December 31, 2007 and 2006 by the Company's Chief Executive Officer and each of its two other most highly compensated executive officers (the "Named Executive Officers").

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)		Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
David H. Bateman, President & Chief Executive Officer	2007 2006	$259,290 166,152	$	— 115,000	$75,765 46,166	$15,091 15,077	$350,146 342,395
Paul L. Dailey, Chief Financial Officer	2007 2006	197,683 88,382		— 70,137	34,148 25,793	11,505 8,174	243,336 192,486
Bob Morishita, Vice President, Human Resources	2007 2006	165,422 156,871		— —	18,744 41,608	24,264 23,766	208,430 222,245

1.
Bonus in 2006 includes the following: (i) a one-time $75,000 bonus for Mr. Bateman to recognize his contribution toward the closing of the transaction with Rockwell Collins, Inc, and special bonus payments of $40,000 representing $20,000 per calendar quarter for the time he served as interim President and Chief Executive Officer; (ii) a one-time retention bonus for Mr. Dailey of $50,000 paid under Mr. Dailey's employment agreement with Spitz Inc. for completing a post-acquisition retention period and special bonus payments of $20,137 representing $14,000 per calendar quarter for the time he served as interim Chief Financial Officer.

2.
Represents the dollar amount recognized for financial statement reporting purposes with respect to the applicable fiscal year for the fair value of stock option awards granted in such fiscal year as well as prior fiscal years, in accordance with Statement of Financial Accounting Standards No. 123R, Share-Based Payment ("SFAS 123R"). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts reflect the Company's accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executives.

On February 28, 2007, the Company granted to Mr. Bateman an option to purchase 100,000 shares of the Company's common stock, to Mr. Dailey an option to purchase 10,000 shares of the Company's common stock and to Mr. Morishita an option to purchase 5,000 shares of the Company's common stock. The exercise price applicable to each of the options is $3.30 per share. Each of the options becomes exercisable in three equal annual installments beginning on the first anniversary of the grant date. All of the options will expire on February 28, 2017.

3.
All Other Compensation in 2007 includes: (i) 401(k) matching contributions ($7,312) and Executive Savings Plan matching contributions ($7,779) for Mr. Bateman; (ii) 401(k) matching contributions ($5,930) and Executive Savings Plan matching contributions ($5,575) for Mr. Dailey; and (iii) Executive Life Insurance Premium ($14,636), 401(k) matching contributions ($4,963), and Executive Savings Plan matching contributions ($4,665) for Mr. Morishita. All Other Compensation in 2006 includes: (i) 401(k) matching contributions ($6,642) and Executive Savings Plan matching contributions ($8,435) for Mr. Bateman; (ii) 401(k) matching contributions ($4,347) and Executive Savings Plan matching contributions ($3,827) for Mr. Dailey; and (iii) Executive Life Insurance Premium ($14,636), 401(k) matching contributions ($4,423), and Executive Savings Plan matching contributions ($4,706) for Mr. Morishita.

See "Employment Contracts, Termination of Employment and Change-In-Control Arrangements" below for additional information regarding the Employment Contracts and Change-In-Control Agreements between the Company and the Named Executive Officers.

OUTSTANDING EQUITY AWARDS

        The following table includes certain information with respect to the value of all unexercised options previously awarded to the executive officers named at the fiscal year ended December 31, 2007.

Option Awards

	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options
Name			Option Exercise Price ($)	Option Expiration Date
	Exercisable	Unexercisable
David H. Bateman, President and Chief Executive Officer	0 3,334 5,000 10,000 10,000 5,000 100 5,000 7,500 10,000 2,500 10,000 4,000	100,000 6,666 10,000	$3.300 6.072 6.580 7.238 5.830 6.010 3.150 6.000 7.375 6.000 11.000 10.687 13.560	02/28/17 06/26/16 02/15/16 02/24/15 09/17/14 03/04/13 11/15/12 01/31/12 02/22/11 09/22/10 03/30/10 03/08/10 09/29/08
Paul L. Dailey, Chief Financial Officer	0 1,333 8,334	10,000 1,667 16,666	3.300 5.214 6.908	02/28/17 08/21/16 04/28/16
Bob Morishita, Vice President, Human Resources	0 6,667 10,000 10,000 10,000 100 10,000 7,500 10,000 5,000 7,000 4,002 4,000 2,000	5,000 13,333	3.300 6.580 7.238 4.300 6.010 3.330 6.000 7.375 6.000 5.563 12.437 13.560 13.560 13.560	02/28/17 02/15/16 02/24/15 02/26/14 03/04/13 11/21/12 01/31/12 02/22/11 09/22/10 09/15/10 01/03/10 09/29/08 09/29/08 09/29/08

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

Employee Arrangements

        Evans & Sutherland believes that it is in its interest to secure the services of key executives and that it is appropriate to provide such executives with protection in the event their employment with Evans & Sutherland is terminated under certain circumstances. Therefore, Evans & Sutherland entered into employment agreements with Mr. Dailey on February 8, 2006 and with Mr. Bateman and Mr. Morishita on September 22, 2000. The employment agreements with each of Messrs. Bateman and Morishita were later amended and the current employment agreements as amended are dated August 26, 2002. Pursuant to the agreement with Mr. Bateman, Mr. Bateman shall continue to serve in his position or other positions as may be assigned by the Board until the term of service is terminated or amended in accordance with his agreement. Pursuant to the agreements with Messrs. Dailey and Morishita, each of these individuals shall continue to serve in their respective positions or other positions as may be assigned by the Chief Executive Officer until the terms of service are terminated or amended in accordance with their respective agreements. Further, Evans & Sutherland agreed to continue to pay Messrs. Bateman, Dailey and Morishita their annualized base salary subject to adjustment as provided in their respective agreements for the terms of their agreements. Such annualized base salary may be increased from time to time in accordance with the normal business practices of Evans & Sutherland. Evans & Sutherland also agreed that Mr. Morishita shall be entitled to participate in Evans & Sutherland's supplemental retirement plan and that Messrs. Bateman, Dailey and Morishita shall be entitled to participate in Evans & Sutherland's incentive program, executive deferred compensation plan and other benefits normally provided to employees of Evans & Sutherland similarly situated, including being added as a named officer on Evans & Sutherland's existing directors' and officers' liability insurance policy.

        In the case of termination of employment for any of Messrs. Bateman, Dailey or Morishita as a result of death or disability, the terminated employee will be entitled to a termination payment equal to such individual's then current calendar year base salary plus targeted cash bonus and to continuation of certain other benefits for a period of one year. If Messrs. Bateman, Dailey or Morishita terminates his employment for good reason (as defined in their respective agreements), or the employment of any such employee is terminated by Evans & Sutherland for any reason other than death, disability or cause (as defined in their respective agreements), any such terminated employee shall be entitled to a termination payment equal to such employee's then current calendar year base salary plus targeted cash bonus and to continuation of certain other benefits for a period of one year.

        Under the agreements, Messrs. Bateman, Dailey and Morishita are subject to customary noncompetition provisions during their employment and for 12 months following the termination of their employment, and to customary assignment of inventions provisions during their employment and to customary confidentiality provisions at all times during and after their employment.

Change-in-Control Agreements

        Pursuant to change-in-control provisions included in the employment agreements entered into by Evans & Sutherland and Mr. Bateman, Mr. Dailey and Mr. Morishita, if in conjunction with a change in control the employee terminates his employment for good reason (as defined in the agreement), or Evans & Sutherland terminates the employee's employment for any reason other than death, disability, or cause (as defined in the agreement), the employee shall be entitled to a termination payment equal to one (1) times his then current calendar year base salary plus targeted bonus and to continuation of certain other benefits for a period of one year.

SUMMARY DIRECTOR COMPENSATION TABLE

        The table below summarizes the compensation paid by Evans & Sutherland for the fiscal year ended December 31, 2007.

Name(1)	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total ($)
David J. Coghlan, Chairman	$45,000	$17,637	$62,637
General James P. McCarthy, Director	24,000	17,637	41,637
Dr. William Schneider, Director	24,000	17,637	41,637

(1)
On January 3, 2007, Mr. Coghlan, General McCarthy, and Dr. Schneider each were granted option awards to purchase 10,000 shares of common stock for $4.94. The options have a term of 10 years and vest ratably over three years. The grant date fair value of each director's award was $17,239

        Our non-employee Chairman of the Board receives a $10,250 retainer each quarter he or she is the Chairman plus $1,000 for each board meeting attended. Each of our non-employee directors receives a $5,000 retainer each quarter he or she is a director plus $1,000 for each board meeting attended. There is no separate compensation for committee meeting attendance. Each non-employee director first appointed or elected to the board after the date of adoption of the Evans & Sutherland Computer Corporation 2004 Stock Incentive Plan, or the 2004 Plan, receives, as of the date of such appointment or election, an option to purchase up to 10,000 shares of our common stock. In addition, on the first day of each fiscal year thereafter, each non-employee director then serving as a director receives an option to purchase up to 10,000 shares of our common stock; provided, however, that in no event shall any non-employee director be granted additional options if options previously granted to such non-employee director equals or exceeds 100,000 shares of our common stock. The exercise price for options granted to non-employee directors is equal to 110% of the fair market value of our common stock as of the date of grant. The options have a term of ten years and become exercisable in three annual installments on the first, second and third anniversaries of the date of the grant. However, each option expires upon the board member's termination for cause or willful termination from the board; expires 90 days after the board member's termination from the board by E&S if not for cause; and becomes fully vested and exercisable until the expiration date of such option as a result of retirement from the board. Options granted pursuant to the 2004 Plan to non-employee directors are nonqualified stock options. Generally, option recipients will be subject to the restrictions of Section 16(b) of the Securities Exchange Act of 1934.

REPORT OF THE AUDIT COMMITTEE

THE FOLLOWING REPORT OF THE AUDIT COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER EVANS & SUTHERLAND FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT EVANS & SUTHERLAND SPECIFICALLY INCORPORATES THIS REPORT.

        The Audit Committee of the Board of Directors of Evans & Sutherland is composed of all three non-employee directors and operates under a written charter adopted by the Board of Directors. The members of the Committee are David J. Coghlan, Dr. William Schneider and General James P. McCarthy. The Board of Directors has reviewed the definitions of the Securities and Exchange Commission and The NASDAQ Stock Market, Inc. of "independence" for purposes of audit committee membership, and has determined that all members of the Committee are "independent" directors as defined in such rules and regulations. The Board of Directors has reviewed the Securities and Exchange Commission's definition of an "audit committee financial expert," and has determined that David J. Coghlan qualifies as an audit committee financial expert.

        Management is responsible for Evans & Sutherland's internal controls and financial reporting process. Evans & Sutherland's independent registered accounting firm, Tanner LC is responsible for performing an independent audit of Evans & Sutherland's consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board and to issue a report thereon. The primary function of the Committee is to monitor and oversee these processes.

        In connection with these responsibilities, the Committee met with management and the independent registered accounting firm, Tanner LC, to review and discuss the December 31, 2007 consolidated financial statements. The Committee also discussed with Tanner LC the matters required by Statement on Auditing Standards No. 114 (The Auditor s Communication with Those Charged with Governance). The Committee also received the written disclosures and the letter from Tanner LC required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with Tanner LC that firm's independence. The Committee charter can be found on Evans & Sutherland's website, www.es.com, under the Investor Relations, Corporate Governance section. The Committee reassesses the adequacy of its charter on a yearly basis.

PRE APPROVAL POLICIES AND PROCEDURES

        The Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent auditor. The policy provides for pre-approval by the Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Committee must approve the permitted service before the independent auditor is engaged to perform it. The Committee has delegated to the Chair of the Committee authority to approve permitted services provided that the Chair reports any decisions to the Committee at its next scheduled meeting. All audit related services, tax services and others services were pre-approved by the Committee.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

        The fees paid to Tanner LC, Evans & Sutherland's current independent registered public accounting firms relating to the 2007 and 2006 fiscal years were as follows:

	2007	2006
Audit Fees(1)	$266,000	$295,000
Audit-Related Fees(2)	40,000	41,000
Tax Fees(3)	53,000	2,000
All Other Fees	—	—

Total	$359,000	$338,000

        The fees paid to KPMG LLP, Evans & Sutherland's prior independent registered public accounting firm relating to the 2007 and 2006 fiscal years were as follows:

	2007	2006
Audit Fees(1)	$5,000	$270,000
Audit-Related Fees(2)	—	71,000
Tax Fees(3)	—	209,000
All Other Fees	—	—

Total	$5,000	$550,000

    (1)
    Audit Fees represent fees and expenses for professional services provided in connection with the audit of the Company's financial statements found in the annual report on Form 10-K and reviews of the Company's quarterly reports on Form 10-Q.

    (2)
    Audit-Related Fees primarily consisted of fees and expenses for professional services provided in connection with the audits of certain employee benefit plans; Securities and Exchange Commission registration statements; and for research and consultation related to accounting, Securities and Exchange Commission, and Sarbanes-Oxley matters.

    (3)
    Tax Fees consisted primarily of fees and expenses for professional services related to tax compliance and tax consulting.

        The Committee determined that the services provided by and fees paid to KPMG and Tanner were compatible with maintaining the independent registered accounting firm's independence.

        Based on the Committee's discussions with management and the independent auditors, and the Committee's review of the representations of management and the report of the independent auditors to the Committee, the Committee recommended to the Board of Directors that it include Evans & Sutherland's audited consolidated financial statements in Evans & Sutherland's Annual Report on Form 10-K for the fiscal year ended December 31,2007, which has been filed with the Securities and Exchange Commission.

AUDIT COMMITTEE
David J. Coghlan William Schneider James P. McCarthy

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Evans & Sutherland's directors, executive officers and persons who own more than ten percent of a registered class of Evans & Sutherland's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Evans & Sutherland. Officers, directors and greater than ten percent beneficial owners are required by SEC regulation to furnish Evans & Sutherland with copies of all Section 16(a) reports they file.

        Based solely upon review of the copies of such reports furnished to Evans & Sutherland and written representations from certain reporting persons that no other reports were required, Evans & Sutherland believes that there was compliance for the fiscal year ended December 31, 2007, with all Section 16(a) filing requirements applicable to Evans & Sutherland's officers, directors and greater than ten percent beneficial owners, with the following exceptions: (i) Mr. Bret Winkler filed with the SEC a Form 3 on March 6, 2008 reporting his ownership of Evans & Sutherland stock, which should have been filed on September 14, 2007; and (ii) Mr. Winkler filed with the SEC a Form 4 on March 6, 2008 reporting a change in his ownership of Evans & Sutherland stock, which should have been filed on November 20, 2007.

SHAREHOLDER PROPOSALS

        If you wish to submit a proposal for the 2009 annual meeting, you must submit it to us by December 15, 2008, in order to be considered for inclusion in Evans & Sutherland's proxy statement and related proxy materials for that meeting. Otherwise, if you intend to present a proposal at the 2009 annual meeting without including that proposal in Evans & Sutherland's proxy materials, you must provide advance written notice of the proposal to Evans & Sutherland not later than February 8, 2009. Address all shareholder proposals to Evans & Sutherland Computer Corporation, 770 Komas Drive, Salt Lake City, Utah 84108, Attn: Corporate Secretary. We reserve the right to reject, rule out-of-order, or take other appropriate action with respect to any proposal that does not comply with applicable requirements, including conditions established by the SEC.

COMMUNICATING WITH THE BOARD OF DIRECTORS

        Evans & Sutherland's shareholders may communicate in writing directly with the entire Board of Directors or with specific Board members. The Board, or its specific members, will give appropriate attention to written communications that are submitted by shareholders, and will respond as appropriate. In general, the Board, or a specific member, is more likely to give attention to communications relating to corporate governance and long-term corporate strategy than to communications relating primarily to ordinary business affairs, personal grievances and matters as to which Evans & Sutherland tends to receive repetitive or duplicative communications. If you wish to communicate directly with the entire Board of Directors or a particular Board member, send your written communication addressed to: Board of Directors (or the particular Board member with whom you wish to communicate), Evans & Sutherland Computer Corporation, 770 Komas Drive, Salt Lake City, Utah 84108. All communications will be forwarded to the appropriate member(s) of the Board.

OTHER MATTERS

        The Board of Directors knows of no other matters to be acted upon at the meeting. However, if any other matters properly come before the meeting, it is intended that the persons voting the proxies will vote them in accordance with their best judgment.

ADDITIONAL INFORMATION

        Evans & Sutherland has included with this proxy statement a copy of its annual report on Form 10-K for the fiscal year ended December 31, 2007, which is incorporated by reference in its entirety. Evans & Sutherland will provide without charge to each person solicited, upon oral or written request of any such person, an additional copy of Evans & Sutherland's annual report on Form 10-K, including the consolidated financial statements and the financial statement schedules required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934. Direct any such correspondence to the Corporate Secretary of Evans & Sutherland.

EVANS & SUTHERLAND COMPUTER CORPORATION

Paul L. Dailey Chief Financial Officer and Corporate Secretary

PROXY

EVANS & SUTHERLAND COMPUTER CORPORATION
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 16, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints David H. Bateman and Paul L. Dailey and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse, all shares of common stock of Evans & Sutherland Computer Corporation, a Utah corporation, held of record by the undersigned, on March 28, 2008, at the annual meeting of shareholders to be held on Friday, May 16, 2008 at 11:00 a.m., local time, at Evans & Sutherland's principal executive offices located at 770 Komas Drive, Salt Lake City, Utah 84108, or at any adjournment or postponement thereof, upon the matters set forth on the reverse, all in accordance with and as more fully described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF WILLIAM SCHNEIDER TO THE BOARD OF DIRECTORS AND "FOR" RATIFICATION OF THE APPOINTMENT OF TANNER LC AS EVANS & SUTHERLAND'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2008. PLEASE COMPLETE, SIGN, AND DATE THIS PROXY WHERE INDICATED AND RETURN PROMPTLY IN THE ACCOMPANYING PREPAID ENVELOPE.

SIDE 2

1.
ELECTION OF DIRECTOR: William Schneider to serve a three year term expiring at Evans & Sutherland's annual meeting to be held in the year 2011 and until his successor is duly elected and qualified.

      ☐    For the Nominee

      ☐    Withhold Authority to Vote for the Nominee

      ☐    Abstain

2.
Proposal to ratify the appointment of Tanner LC as the independent registered public accounting firm of Evans & Sutherland for the fiscal year ending December 31, 2008.

☐    For            ☐    Against            ☐    Abstain

3.
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Please mark, sign, date, and return this proxy card using the enclosed envelope.

Signature                                                   Date                          Signature                                                   Date

Note: Please sign above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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TABLE OF CONTENTS
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS May 16, 2008
PROPOSAL ONE ELECTION OF DIRECTORS
PROPOSAL TWO RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
Option Awards
REPORT OF THE AUDIT COMMITTEE
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS
COMMUNICATING WITH THE BOARD OF DIRECTORS
OTHER MATTERS
ADDITIONAL INFORMATION